Filed Pursuant to Rule 433

Registration Statement No. 333-174764

Filed Pursuant to Rule 433

Registration Statement No. 333-174764

Financial Advisors

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Products & Performance Insights & Commentary Literature Resources Retirement Planning

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Nuveen Long/Short Commodity Total Return Fund (CTF)

Announcement

A new, actively managed commodity pool that seeks to provide fully collateralized, long/short exposure to exchange-traded commodity futures and options contracts in the energy, agriculture, metals and livestock sectors.

Learn more

Awards

Santa Barbara Dividend Growth SMA Manager of the Year

Investment Advisor Magazine and Prima Capital name Santa Barbara Dividend Growth the 2012 Large Cap Equity SMA Manager of the Year.

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Equity Investing

Not all Dividends are Alike

Not all dividend-paying companies will perform equally over time. James Boothe, CFA, Portfolio Manager, provides a perspective on dividend growth.

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Commentary

Economic and Financial

Market Review & Outlook

Keith Hembre

“Fundamentally, U.S. data suggest that the economy is growing at roughly the 1.5 percent annual rate that our forecast has anticipated.”

Read more

Taxable Fixed Income Outlook:

Income is a Shelter to Weather Market Storms

Tony Rodriguez

“For the current weather conditions, we believe investors should look for the structural shield of income, not government guarantees.”

Read more

Financial Advisors

Commentary

Strategic Review and Outlook: Failure is Not an Option

“Equity markets around the world provided no place to hide in the second quarter.”

Read More

Commentary

Fixed Income in a Rising Rate Environment

“With interest rates at historically low levels, fixed income investors have become increasingly concerned.”

Read More

Commentary

Strategies for Investing Now

“Investors sometimes make portfolio decisions that seem safe but may expose them to risks hiding in plain sight.”

Read More

Our Independent Investment Affiliates

Global Media Center Investor Relations

An investor should carefully consider fund objectives, risks, charges and expenses before investing. For this and more information on Nuveen funds, please view a prospectus. Please read it carefully before you invest or send money.

NOT FDIC INSURED MAY LOSE VALUE NO BANK GUARANTEE

About Nuveen Contact Us Careers

See our privacy policy, important legal information and our business continuity plan summary. The content of this site, including but not limited to the text and images herein and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr., Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

Investor line: 1-800-257-8787. Advisor line: 1-800-752-8700.

The information on this web site is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer.

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Commodity Exchange-Traded Products

Overview

Nuveen Investments is a leader in developing and supporting exchange-traded products, which offer advisors and investors access to the total return potential and portfolio diversification of commodity investments. Gresham Investment Management, an affiliate of Nuveen, is an experienced leader in commodity futures investing. Gresham is an active manager and seeks to add value in building diversified commodity futures portfolios through market research, commodity contract selection, opportunistic trading and implementation of its investment strategies.

Nuveen Long/Short Commodity Total Return Fund (CTF)

A new, actively managed commodity pool that seeks to provide fully collateralized, long/short exposure to exchange-traded commodity futures and options contracts in the energy, agriculture, metals and livestock sectors.

View Preliminary Prospectus and Investor Brochure

Nuveen Diversified Commodity Fund (CFD)

An actively managed commodity pool that seeks to provide fully collateralized, long-only exposure to a diversified portfolio of commodity futures and options contracts.

View Fund Details

Our Independent Investment Affiliates

Global Media Center Investor Relations

An investor should carefully consider fund objectives, risks, charges and expenses before investing. For this and more information on Nuveen funds, please view a prospectus. Please read it carefully before you invest or send money.

NOT FDIC INSURED MAY LOSE VALUE NO BANK GUARANTEE

About Nuveen Contact Us Careers

See our privacy policy, important legal information and our business continuity plan summary. The content of this site, including but not limited to the text and images herein and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr., Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

Investor line: 1-800-257-8787. Advisor line: 1-800-752-8700.

The information on this web site is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer.

Financial Advisors

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Products Performance

Mutual Funds Mutual Funds

Closed-End Funds Separately Managed Accounts

Separately Managed Accounts Pricing

Commodity Exchange-Traded Products Mutual Funds

Defined Portfolios Closed-End Funds

Defined Portfolios

provide fully collateralized, long/short exposure to exchange-traded commodity futures and options contracts in the energy, agriculture, metals and livestock sectors.

Learn more

provides a perspective on dividend

growth.

Learn more

Commentary

Economic and Financial Market Review & Outlook

Keith Hembre

“Fundamentally, U.S. data suggest that the economy is growing at roughly the 1.5 percent annual rate that our forecast has anticipated.”

Read more

Taxable Fixed Income Outlook:

Income is a Shelter to Weather Market Storms

Tony Rodriguez

“For the current weather conditions, we believe investors should look for the structural shield of income, not government guarantees.”

Read more

Financial Advisors

Commentary

Strategic Review and Outlook: Failure is Not an Option

“Equity markets around the world provided no place to hide in the second quarter.”

Read More

Commentary

Fixed Income in a Rising Rate Environment

“With interest rates at historically low levels, fixed income investors have become increasingly concerned.”

Read More

Commentary

Strategies for Investing Now

“Investors sometimes make portfolio decisions that seem safe but may expose them to risks hiding in plain sight.”

Read More

Our Independent Investment Affiliates

Global Media Center Investor Relations

An investor should carefully consider fund objectives, risks, charges and expenses before investing. For this and more information on Nuveen funds, please view a prospectus. Please read it carefully before you invest or send money.

NOT FDIC INSURED MAY LOSE VALUE NO BANK GUARANTEE

About Nuveen Contact Us Careers

See our privacy policy, important legal information and our business continuity plan summary. The content of this site, including but not limited to the text and images herein and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr., Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

Investor line: 1-800-257-8787. Advisor line: 1-800-752-8700.

The information on this web site is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer.

Login

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CEP Commodity Exchange-Traded Products MF

Overview

Nuveen Investments is a leader in developing and supporting exchange-traded products, which offer advisors and investors access to the total return potential and portfolio diversification of commodity investments. Gresham Investment Management, an affiliate of Nuveen, is an experienced leader in commodity futures investing. Gresham is an active manager and seeks to add value in building diversified commodity futures portfolios through market research, commodity contract selection, opportunistic trading and implementation of its investment strategies.

Nuveen Long/Short Commodity Total Return Fund (CTF)

A new, actively managed commodity pool that seeks to provide fully collateralized, long/short exposure to exchange-traded commodity futures and options contracts in the energy, agriculture, metals and livestock sectors.

View Preliminary Prospectus and Investor Brochure

Nuveen Diversified Commodity Fund (CFD)

An actively managed commodity pool that seeks to provide fully collateralized, long-only exposure to a diversified portfolio of commodity futures and options contracts.

View Fund Details

Our Independent Investment Affiliates

Global Media Center Investor Relations About Nuveen Contact Us Careers

An investor should carefully consider fund See our privacy policy, important legal information and our business continuity plan objectives, risks, charges and expenses summary. The content of this site, including but not limited to the text and images herein before investing. For this and more and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr.,

information on Nuveen funds, please view Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

a prospectus. Please read it carefully Investor line: 1-800-257-8787. Advisor line: 1-800-752-8700.

before you invest or send money.

The information on this web site is intended for U.S. residents only. The information

NOT FDIC INSURED provided does not constitute a solicitation of an offer to buy, or an offer to sell securities

MAY LOSE VALUE in any jurisdiction to any person to whom it is not lawful to make such an offer.

NO BANK GUARANTEE

Financial Advisors

Commentary

Strategic Review and Outlook: Failure is Not an Option

“Equity markets around the world provided no place to hide in the second quarter.”

Read More

Commentary

Fixed Income in a Rising Rate Environment

“With interest rates at historically low levels, fixed income investors have become increasingly concerned.”

Read More

Commentary

Strategies for Investing Now

“Investors sometimes make portfolio decisions that seem safe but may expose them to risks hiding in plain sight.”

Read More

Our Independent Investment Affiliates

Global Media Center Investor Relations About Nuveen Contact Us Careers

An investor should carefully consider fund See our privacy policy, important legal information and our business continuity plan objectives, risks, charges and expenses summary. The content of this site, including but not limited to the text and images herein before investing. For this and more and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr.,

information on Nuveen funds, please view Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

a prospectus. Please read it carefully Investor line: 1-800 -257 -8787. Advisor line: 1-800 -752 -8700.

before you invest or send money.

The information on this web site is intended for U.S. residents only. The information

NOT FDIC INSURED provided does not constitute a solicitation of an offer to buy, or an offer to sell securities

MAY LOSE VALUE in any jurisdiction to any person to whom it is not lawful to make such an offer.

NO BANK GUARANTEE

Commodity Investments | Nuveen Investments

Individual Investor Financial Advisor Institutional Investor

Products & Performance Insights & Commentary Literature Resources Retirement Planning

Commodity Exchange-Traded Products

Nuveen Long/Short Commodity Total Return Fund (CTF)

Important Considerations

The Nuveen Long/Short Commodity Total Return Fund (“Fund” or “CTF”) is a commodity pool managed by Nuveen Commodities Asset Management, LLC (“NCAM”), a commodity pool operator and commodity trading advisor registered with the Commodity Futures Trading Commission (“CFTC”) and a member of the National Futures Association (“NFA”).

The Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act nor are investors afforded the protections thereunder. The CFTC has not passed upon the merits of participating in this pool, nor has the CFTC passed on the adequacy or accuracy of the Fund’s preliminary prospectus.

The preliminary prospectus for the Fund, which may be updated from time to time pursuant to Securities and Exchange Commission (“SEC”) and CFTC requirements, is available at the Fund’s website (www.nuveen.com/ctfipo) as well as at the SEC’s website (www.sec.gov).

Investing in the Fund involves significant risks. Please see “Risk Factors” on pages 22-36 of the Fund’s preliminary prospectus for more information.

Because the Fund has not commenced business, its shares have no history of public trading and the Fund does not have any performance history.

Shares of the Fund may trade at a discount from their net asset value, which could be significant. Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

Investments in commodities have a high degree of price variability, and are subject to rapid and substantial price changes.

The Fund is not a complete investment program and is designed as a long-term investment and not as a trading vehicle.

The Fund may not be able to achieve its investment objective of generating attractive total returns.

The Fund’s net asset value will be reduced immediately following this offering by underwriting commissions and offering expenses paid by the Fund.

The Fund is offering shares through a group of underwriters led by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC, and Nuveen Securities, LLC. Certain underwriters, their affiliates or employees, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and UBS Securities LLC and Wells Fargo Securities, LLC, have, and other underwriters participating in this offering or their affiliates may have, a minority ownership interest in Nuveen Investments, Inc., the parent company of Nuveen Securities, LLC, Nuveen Commodities Asset Management, LLC, Nuveen Asset Management, LLC and Gresham Investment Management LLC.

The Fund is not sponsored, endorsed, sold or promoted by Morningstar, Inc. Morningstar’s only relationship to NCAM and the Fund is the licensing of certain trademarks, trade names and other intellectual property of Morningstar, Inc.

The Fund has filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus in that registration statement which accompanies this communication and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may obtain these documents by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Fund, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it by calling 877-827-5920.

Resources

Commodity Investments | Nuveen Investments

Our Independent Investment Affiliates

Global Media Center Investor Relations About Nuveen Contact Us Careers

An investor should carefully consider fund objectives, risks, charges and expenses before investing. For this and more information on Nuveen funds, please view a prospectus. Please read it carefully before you invest or send money.

NOT FDIC INSURED MAY LOSE VALUE NO BANK GUARANTEE

See our privacy policy, important legal information and our business continuity plan summary. The content of this site, including but not limited to the text and images herein and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr., Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

Investor line: 1-800-257-8787. Advisor line: 1-800-752-8700.

The information on this web site is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer.

Login

Individual Investor Financial Advisor Institutional Investor

Products & Performance Insights & Commentary Literature Resources Retirement Planning

Products Performance

Mutual Funds Mutual Funds

Closed-End Funds Separately Managed Accounts Separately Managed Accounts

Pricing

Commodity Exchange-Traded Products Mutual Funds Defined Portfolios Closed-End Funds Defined Portfolios

research, commodity contract selection, opportunistic trading and implementation of its investment strategies.

Nuveen Long/Short Commodity Total Return Fund (CTF)

A new, actively managed commodity pool that seeks to provide fully collateralized, long/short exposure to exchange-traded commodity futures and options contracts in the energy, agriculture, metals and livestock sectors.

View Preliminary Prospectus and Investor Brochure

Nuveen Diversified Commodity Fund (CFD)

An actively managed commodity pool that seeks to provide fully collateralized, long-only exposure to a diversified portfolio of commodity futures and options contracts.

View Fund Details

Our Independent Investment Affiliates

Global Media Center Investor Relations About Nuveen Contact Us Careers

An investor should carefully consider fund objectives, risks, charges and expenses before investing. For this and more information on Nuveen funds, please view a prospectus. Please read it carefully before you invest or send money.

NOT FDIC INSURED MAY LOSE VALUE NO BANK GUARANTEE

See our privacy policy, important legal information and our business continuity plan summary. The content of this site, including but not limited to the text and images herein and their arrangement are Copyright by Nuveen Investments. 333 W. Wacker Dr., Chicago, IL 60606. Funds distributed by Nuveen Securities, LLC.

Investor line: 1-800-257-8787. Advisor line: 1-800-752-8700.

The information on this web site is intended for U.S. residents only. The information provided does not constitute a solicitation of an offer to buy, or an offer to sell securities in any jurisdiction to any person to whom it is not lawful to make such an offer.